SLM Student Loan Trust 2003-14
Quarterly Servicing Report
Report Date: 12/31/2004	Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				09/30/04	Activity	12/31/2004
A	i	Portfolio Balance			$2,112,083,004.69	$(35,532,448.03)	$2,076,550,556.66
	ii	Interest to be Capitalized			4,933,229.81		5,106,651.88

	iii	Total Pool			$2,117,016,234.50		$2,081,657,208.54

	iv	Specified Reserve Account Balance			5,292,540.59		5,204,143.02

	v	Total Adjusted Pool			$2,122,308,775.09		$2,086,861,351.56

B	i	Weighted Average Coupon (WAC)			5.109%		5.102%
	ii	Weighted Average Remaining Term			257.53		256.04
	iii	Number of Loans			119,047		117,452
	iv	Number of Borrowers			75,169		74,039
	v	Aggregate Outstanding Principal Balance — T-Bill			$414,739,575.16		$404,454,899.80
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,702,276,659.34		$1,677,202,308.74

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 10/25/04	Balance 1/25/05
C	i	A-1 Notes	78442GKH8	0.020%	1.00000	$55,153,775.09	$19,706,351.56
	ii	A-2 Notes	78442GKJ4	0.060%	1.00000	$296,000,000.00	$296,000,000.00
	iii	A-3 Notes	78442GKK1	0.120%	1.00000	$288,000,000.00	$288,000,000.00
	iv	A-4 Notes	78442GKL9	0.170%	1.00000	$318,000,000.00	$318,000,000.00
	v	A-5 Notes	78442GKM7	0.230%	1.00000	$519,000,000.00	$519,000,000.00
	vi	A-6 Notes	78442GKN5	0.300%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-7* Notes	78442GKG0	5.400%	1.72850	£189,649,986.00	£189,649,986.00
	viii	B Notes	78442GKP0	0.550%	1.00000	$68,345,000.00	$68,345,000.00

	Reserve Account				10/25/04		01/25/05
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$5,292,540.59		$5,204,143.02
	iv	Reserve Account Floor Balance ($)			$3,383,397.00		$3,383,397.00
	v	Current Reserve Acct Balance ($)			$5,292,540.59		$5,204,143.02

	Other Accounts				10/25/04		01/25/05
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$24,000,000.00		$24,000,000.00
	iii	Principal Accumulation Account (A-7)			$—		$—
	iv	Supplemental Interest Account (A-7)			$—		$—
	v	Investment Reserve Account			$—		$—
	vi	Investment Premium Purchase Account			$—		$—

	Asset/Liability				10/25/04		1/25/2005
F	i	Total Adjusted Pool			$2,122,308,775.09		$2,086,861,351.56
	ii	Total $ equivalent Notes			$2,122,308,775.09		$2,086,861,351.56
	iii	Difference			$(0.00)		$—
	iv	Parity Ratio			1.00000		1.00000

*A-7 Notes are denominated in Pounds Sterling

II. 2003-14 Transactions from: 10/01/04 through: 12/31/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$35,523,870.01
	ii	Principal Collections from Guarantor Principal	6,920,393.60
	iii	Reimbursements	1,208,042.69
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$43,652,306.30

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$76,961.47
	ii	Capitalized Interest	(8,196,819.74)

	iii	Total Non-Cash Principal Activity	$(8,119,858.27)

C	Total Student Loan Principal Activity		$35,532,448.03

D	Student Loan Interest Activity
	i	Regular Interest Collections	$16,104,598.09
	ii	Interest Claims Received from Guarantors	349,245.65
	iii	Collection Fees/Returned Items	10,298.13
	iv	Late Fee Reimbursements Interest	220,489.42
	v	Reimbursements	17,324.17
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,491,443.08
	viii	Subsidy Payments	1,332,007.00

	ix	Total Interest Collections	$19,525,405.54

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,670.08
	ii	Capitalized Interest	8,196,819.74

	iii	Total Non-Cash Interest Adjustments	$8,199,489.82

F	Total Student Loan Interest Activity		$27,724,895.36

G	Non-Reimbursable Losses During Collection Period		$79,523.59

H	Cumulative Non-Reimbursable Losses to Date		$178,863.49

III. 2003-14 Collection Account Activity 10/01/04 through 12/31/04

A	Principal Collections
	i	Principal Payments Received	$26,644,330.61
	ii	Consolidation Principal Payments	15,799,933.00
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	6.65
	vi	Re-purchased Principal	1,208,036.04

	vii	Total Principal Collections	$43,652,306.30

B	Interest Collections
	i	Interest Payments Received	$19,141,180.46
	ii	Consolidation Interest Payments	136,113.36
	iii	Reimbursements by Seller	(72.96)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	7,269.55
	vi	Re-purchased Interest	10,127.58
	vii	Collection Fees/Return Items	10,298.13
	viii	Late Fees	220,489.42

	ix	Total Interest Collections	$19,525,405.54

C	Other Reimbursements		$369,872.26

D	Reserves In Excess of the Requirement		$88,397.57

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$348,979.36

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$63,984,961.03

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,754,917.74)
		Consolidation Loan Rebate Fees	$(5,411,490.86)

N	NET AVAILABLE FUNDS		$56,818,552.43

O	Servicing Fees Due for Current Period		$868,752.00

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$893,752.00

IV. 2003-14 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	4.988%	4.989%	87,349	83,462	73.374%	71.061%	$1,447,901,280.93	$1,364,954,110.82	68.553%	65.732%
31-60 Days Delinquent	5.844%	5.817%	2,859	3,267	2.402%	2.782%	50,202,591.42	57,583,944.60	2.377%	2.773%
61-90 Days Delinquent	6.268%	5.900%	1,529	2,028	1.284%	1.727%	28,284,867.37	38,648,357.51	1.339%	1.861%
91-120 Days Delinquent	6.067%	5.393%	964	1,649	0.810%	1.404%	18,128,266.06	28,996,048.51	0.858%	1.396%
> 120 Days Delinquent	6.648%	6.764%	1,702	1,669	1.430%	1.421%	33,028,530.13	32,845,889.86	1.564%	1.582%

Deferment
Current	4.956%	4.973%	12,128	11,861	10.188%	10.099%	243,847,252.22	235,455,775.30	11.545%	11.339%

Forbearance
Current	5.364%	5.240%	12,239	13,257	10.281%	11.287%	285,586,437.88	313,624,017.77	13.522%	15.103%

TOTAL REPAYMENT	5.108%	5.099%	118,770	117,193	99.767%	99.779%	$2,106,979,226.01	$2,072,108,144.37	99.758%	99.786%
Claims in Process (1)	5.727%	6.665%	277	259	0.233%	0.221%	$5,103,778.68	$4,442,412.29	0.242%	0.214%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.109%	5.102%	119,047	117,452	100.000%	100.000%	$2,112,083,004.69	$2,076,550,556.66	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2003-14 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$25,226,964.31

B	Interest Subsidy Payments Accrued During Collection Period			1,271,363.77

C	SAP Payments Accrued During Collection Period			3,290,580.66

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			348,979.36

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(5,411,490.86)

G	Net Expected Interest Collections			$24,726,397.24

H	Interest Rate Cap Payments Due to the Trust

				Cap

	i	Cap Notional Amount		$370,000,000.00

	ii	Libor		2.10000%
	iii	Cap %		5.00000%

	iv	Excess Over Cap		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-7 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$327,810,000
		ii	3 Month Libor	2.10000%
		iii	Spread	0.160%

		iv	Pay Rate	2.260%
		v	Gross Swap Payment Due Counterparty	$1,893,284.87
		vi	Days in Period 10/25/04 01/25/05	92

		Counterparty Pays:
		i	Notional Swap Amount (Pounds Sterling)	£189,649,986.00
		ii	Fixed Rate Equal To Respective Reset Note Rate	5.40000%
		iii	Gross Swap Receipt Due Paying Agent*	11,503,700.52
		iv	Days in Period 12/11/03 01/25/05	411

	*Fixed Rate Pounds Sterling to be paid annually

VI. 2003-14 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.005417778	(10/25/04–1/25/05)	2.12000%	LIBOR

B	Class A-2 Interest Rate	0.005520000	(10/25/04–1/25/05)	2.16000%	LIBOR

C	Class A-3 Interest Rate	0.005673333	(10/25/04–1/25/05)	2.22000%	LIBOR

D	Class A-4 Interest Rate	0.005801111	(10/25/04–1/25/05)	2.27000%	LIBOR

E	Class A-5 Interest Rate	0.005954444	(10/25/04–1/25/05)	2.33000%	LIBOR

F	Class A-6 Interest Rate	0.006133333	(10/25/04–1/25/05)	2.40000%	LIBOR

G	Class A-7 Interest Rate*	0.060657534	(12/11/03-1/25/05)	5.40000%	FIXED

H	Class B Interest Rate	0.006772222	(10/25/04–1/25/05)	2.65000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-14 Inputs From Prior Quarter 09/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,112,083,004.69
	ii	Interest To Be Capitalized	4,933,229.81

	iii	Total Pool	$2,117,016,234.50
	iv	Specified Reserve Account Balance	5,292,540.59
	v	Total Adjusted Pool	$2,122,308,775.09

B	Total Note and Certificate Factor		0.93159103500
C	Total Note Balance		$2,122,308,775.09

D	Note Balance 10/25/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.2613923	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$55,153,775.09	$296,000,000.00	$288,000,000.00	$318,000,000.00	$519,000,000.00	$250,000,000.00	£189,649,986.00	$68,345,000.00
E	Note Principal Shortfall		$-	$-	$-	$-	$-	$-	£-	$-
F	Interest Shortfall		$-	$-	$-	$-	$-	$-	£-	$-
G	Interest Carryover		$-	$-	$-	$-	$-	$-	£-	$-

H	Reserve Account Balance		$5,292,540.59
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-14 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 1/26/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

8

IX. 2003-14 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-N )			$56,818,552.43	$56,818,552.43

B	Primary Servicing Fees-Current Month			$868,752.00	$55,949,800.42

C	Administration Fee			$25,000.00	$55,924,800.42

D	Aggregate Quarterly Funding Amount			$0.00	$55,924,800.42

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$298,810.90	$55,625,989.52
	ii	Class A-2		$1,633,920.00	$53,992,069.52
	iii	Class A-3		$1,633,920.00	$52,358,149.52
	iv	Class A-4		$1,844,753.33	$50,513,396.19
	v	Class A-5		$3,090,356.67	$47,423,039.52
	vi	Class A-6		$1,533,333.33	$45,889,706.19
	vii	Class A-7 USD payment to the swap counterparty*		$1,893,284.87	$43,996,421.33

			Total	$11,928,379.10

F	Class B Noteholders’ Interest Distribution Amount			$462,847.53	$43,533,573.80

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1		$35,447,423.53	$8,086,150.27
	ii	Class A-2		$0.00	$8,086,150.27
	iii	Class A-3		$0.00	$8,086,150.27
	iv	Class A-4		$0.00	$8,086,150.27
	v	Class A-5		$0.00	$8,086,150.27
	vi	Class A-6		$0.00	$8,086,150.27
	vii	Class A-7		$0.00	$8,086,150.27

			Total	$35,447,423.53

H	Supplemental Interest Account Deposit			$0.00	$8,086,150.27

I	Investment Reserve Account Required Amount			$0.00	$8,086,150.27

J	Class B Noteholder’s Principal Distribution Amount			$0.00	$8,086,150.27

K	Increase to the Specified Reserve Account Balance			$0.00	$8,086,150.27

L	Investment Premium Purchase Account Deposit			$0.00	$8,086,150.27

M	Carryover Servicing Fees			$0.00	$8,086,150.27

N	Remaining Swap Termination Fees			$0.00	$8,086,150.27

O	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$8,086,150.27

	Excess to Excess Distribution Certificate Holder			$8,086,150.27	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-14 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,292,540.59
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,292,540.59
	iv	Required Reserve Account Balance		$5,204,143.02
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve - Release to Collection Account		$88,397.57
	vii	End of Period Account Balance		$5,204,143.02

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$24,000,000.00
	ii	Capitalized Interest Release to the Collection Account		$—
	iii	End of Period Account Balance		$24,000,000.00

C	Remarketing Fee Account			A-7

	i	Next Reset Date		1/26/2009
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—

	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

D	Accumulation Accounts
	i	Class A-7 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-7 Noteholders on Reset Date		$—

	iv	Ending A-7 Accumulation Account Balance		$—

E	Supplemental Interest Account
	i	Three Month Libor	Determined: n/a	0.00000%
	ii	Investment Rate		0.00000%

	iii	Difference		0.00000%

	iv	Class A-7 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		1462
	vii	Class A-7 Supplemental Interest Account Deposit Amount		$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Carryover amounts from previous periods		$—
	iv	Eligible Investments Purchase Premium Paid		$—
	v	Funds Released into Collection Account		$—

	vi	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-14 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Interest Due	$298,810.90	$1,633,920.00	$1,633,920.00	$1,844,753.33	$3,090,356.67	$1,533,333.33	£11,503,700.52	$462,847.53
	ii	Interest Paid	298,810.90	1,633,920.00	1,633,920.00	1,844,753.33	3,090,356.67	1,533,333.33	11,503,700.52	462,847.53

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Principal Due	$35,447,423.53	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
	viii	Principal Paid	35,447,423.53	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	x	Total Distribution Amount	$35,746,234.43	$1,633,920.00	$1,633,920.00	$1,844,753.33	$3,090,356.67	$1,533,333.33	£11,503,700.52	$462,847.53

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/2004	$2,122,308,775.09
	ii	Adjusted Pool Balance 12/31/2004	2,086,861,351.56

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$35,447,423.53

	iv	Adjusted Pool Balance 9/30/2004	$2,122,308,775.09
	v	Adjusted Pool Balance 12/31/2004	2,086,861,351.56

	vi	Current Principal Due (iv-v)	$35,447,423.53
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$35,447,423.53

	ix	Principal Distribution Amount Paid	$35,447,423.53
	x	Principal Shortfall (viii - ix)	$(0.00)

C	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GKH8	$55,153,775.09	$19,706,351.56
		A-1 Note Pool Factor		0.2613923	0.0933950

	ii	A-2 Note Balance	78442GKJ4	$296,000,000.00	$296,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GKK1	$288,000,000.00	$288,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GKL9	$318,000,000.00	$318,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	78442GKM7	$519,000,000.00	$519,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	78442GKN5	$250,000,000.00	$250,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	A-7 Note Balance	78442GKG0	£189,649,986.00	£189,649,986.00
		A-7 Note Pool Factor		1.0000000	1.0000000

	viii	B Note Balance	78442GKP0	$68,345,000.00	$68,345,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2003-14 Historical Pool Information

			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	12/11/03-3/31/04
Beginning Student Loan Portfolio Balance			$2,112,083,004.69	$2,170,267,829.06	$2,194,768,447.90	$2,249,673,803.42

	Student Loan Principal Activity
	i	Regular Principal Collections	$35,523,870.01	$61,794,967.27	$29,068,218.29	$63,870,785.99
	ii	Principal Collections from Guarantor	6,920,393.60	5,353,965.70	3,309,184.03	1,680,184.80
	iii	Principal Reimbursements	1,208,042.69	80,378.34	325,660.22	4,621,128.14
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$43,652,306.30	$67,229,311.31	$32,703,062.54	$70,172,098.93
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$76,961.47	$73,580.54	$37,195.91	$45,552.09
	ii	Capitalized Interest	(8,196,819.74)	(9,118,067.48)	(8,239,639.61)	(15,312,295.50)

	iii	Total Non-Cash Principal Activity	$(8,119,858.27)	$(9,044,486.94)	$(8,202,443.70)	$(15,266,743.41)

(-)	Total Student Loan Principal Activity		$35,532,448.03	$58,184,824.37	$24,500,618.84	$54,905,355.52

	Student Loan Interest Activity
	i	Regular Interest Collections	$16,104,598.09	$16,789,149.59	$17,137,471.82	$28,782,667.19
	ii	Interest Claims Received from Guarantors	349,245.65	331,619.61	135,275.65	24,629.29
	iii	Collection Fees/Returned Items	10,298.13	8,172.83	8,451.41	4,466.12
	iv	Late Fee Reimbursements	220,489.42	227,450.35	205,981.64	356,780.28
	v	Interest Reimbursements	17,324.17	3,312.30	4,060.65	52,678.57
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	1,491,443.08	606,214.65	422,394.05	168,123.59
	viii	Subsidy Payments	1,332,007.00	1,336,503.85	1,377,356.85	754,367.57

	ix	Total Interest Collections	$19,525,405.54	$19,302,423.18	$19,290,992.07	$30,143,712.61

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,670.08	$295.93	$330.39	$(56,671.33)
	ii	Capitalized Interest	8,196,819.74	9,118,067.48	8,239,639.61	15,312,295.50

	iii	Total Non-Cash Interest Adjustments	$8,199,489.82	$9,118,363.41	$8,239,970.00	$15,255,624.17

	Total Student Loan Interest Activity		$27,724,895.36	$28,420,786.59	$27,530,962.07	$45,399,336.78
(=)	Ending Student Loan Portfolio Balance		$2,076,550,556.66	$2,112,083,004.69	$2,170,267,829.06	$2,194,768,447.90
(+)	Interest to be Capitalized		$5,106,651.88	$4,933,229.81	$5,505,724.86	$5,189,041.11

(=)	TOTAL POOL		$2,081,657,208.54	$2,117,016,234.50	$2,175,773,553.92	$2,199,957,489.01

(+)	Reserve Account Balance		$5,204,143.02	$5,292,540.59	$5,439,433.88	$5,499,893.72

(=)	Total Adjusted Pool		$2,086,861,351.56	$2,122,308,775.09	$2,181,212,987.80	$2,205,457,382.73

XIII. 2003-14 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,199,957,489	5.01%

Jul-04	$2,175,773,554	4.25%

Oct-04	$2,117,016,235	5.50%

Jan-05	$2,081,657,209	5.28%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.